CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No.1 to Registration Statement No. 333-217713 on Form N-14 of our reports dated February 23, 2017, relating to the financial statements and financial highlights of Great-West Aggressive Profile I Fund, Great-West Moderately Aggressive Profile I Fund, Great-West Moderate Profile I Fund, Great-West Moderately Conservative Profile I Fund, Great-West Conservative Profile I Fund, Great-West Aggressive Profile II Fund, Great-West Moderately Aggressive Profile II Fund, Great-West Moderate Profile II Fund, Great-West Moderately Conservative Profile II Fund, Great-West Conservative Profile II Fund of Great-West Funds, Inc. (the “Funds”), appearing in the corresponding Annual Reports on Forms N-CSR of the Funds for the year ended December 31, 2016, and to the references to us under the headings “Service Providers” and “Financial Highlights”, and on the cover page in the Information Statement/Prospectus, which is part of such Registration Statement.

DELOITTE & TOUCHE LLP

Denver, Colorado

June 12, 2017